EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

                                                                 Percentage
                                  Jurisdiction of               Ownership of
   Subsidiary                      Incorporation                Capital Stock
=============================================================================
Word, Incorporated                   Delaware                      100%

Word Communications, Ltd.            British Columbia,             100%
                                       Canada

Word Direct Partners, LP             Texas                         100%

NelsonWord, Ltd. (UK)                United Kingdom                100%

Word Direct, Inc.                    Delaware                      100%

Editorial Caribe, Inc.               Florida                       100%

PPC, Inc.                            North Carolina                100%

Morningstar Radio Network, Inc.      Texas                          80%

The C.R. Gibson Company              Delaware                      100%

855763 Ontario Limited               Ontario, Canada               100%

